SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

Date of Report (Date of earliest event reported):  May 27, 1998

                       HOME PROPERTIES OF NEW YORK, INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

    Maryland                    1-13136              16-1455126
----------------              ------------          -------------
(State or other jurisdiction     (Commission              (IRS Employer
 of incorporation)               File No.)              Identification No.)


               850 Clinton Square, Rochester, New York    14604
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      (Address of principal executive offices)        (Zip code)

Registrant's telephone number, including area code:  (716)546-4900


                                Not Applicable
      ------------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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Item 5.     OTHER EVENTS

      On May 27, 1998, Home Properties of New York, Inc. ("Home Properties" or "Registrant") entered into an underwriting agreement with PaineWebber Incorporated (the "PaineWebber") pursuant to which PaineWebber will purchase 1,085,000 shares of Home Properties Common Stock at a price of $25.2344 per share resulting in aggregate proceeds of $27,379,324 to Home Properties, before expenses payable by Home Properties (estimated at $20,000). PaineWebber has informed Home Properties that it plans to deposit the shares with the trustee of the PaineWebber Equity Trust REIT Series 1 in exchange for interests in the Trust.

      A Prospectus Supplement, dated May 26, 1998, with respect to the transaction described above, was filed by Home Properties on May 29, 1998 supplementing the Home Properties Prospectus, dated May 26, 1998, which forms a portion of Home Properties Registration Statement (No. 333-52601) covering the Common Stock. This Report on Form 8-K contains the Underwriting Agreement with PaineWebber as an exhibit to such Registration Statement.


Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

      a.    Financial Statement of Businesses Acquired
            None.

      b.    Pro Forma Financial Information
            None.

      c.    Exhibits
            99    Additional Exhibits
                  .1    Underwriting Agreement dated May 27, 1998, between Home
Properties of New York, Inc. and PaineWebber Incorporated.
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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 4, 1998        HOME PROPERTIES OF NEW YORK, INC.
                                    (Registrant)


                              By: /s/ Ann M. McCormick
                                  -------------------------
                                    Ann M. McCormick,
                                    Vice President


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